Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated December 11, 2024, with respect to the financial statements of Wolf Bone Ranch Partners LLC, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ KPMG LLP
KPMG LLP

Houston, Texas

July 1, 2025